Exhibit 8

                         Subsidiaries of the Registrant

NAME                                    JURISDICTION OF INCORPORATION       PERCENTAGE OWNERSHIP
Sunwide Capital Limited                 British Virgin Islands              100%(held by Registrant)

iSense Limited                          Hong Kong Special Administrative    100% (held by Registrant)
                                        Region

Silver Moon Technologies Limited        British Virgin Islands              80% (held by Registrant)

Zhongwei Medi-China.com Limited         Hong Kong Special Administrative    100% (held by Silver Moon)
                                        Region

Hainan Cihui Industrial Company Ltd.    People's Republic of China          100% (held by Registrant)

First Goods And Materials Supply        People's Republic of China          100% (held by HARC)
   and Sales Corporation                                                    (inactive)

Second Goods And Materials Supply       People's Republic of China          100% (held by HARC)
   and Sales Corporation                                                    (inactive)

Hainan Zhongwei Trading Company Ltd.    People's Republic of China          100% (95% held by
                                                                            HARC and 5% held by
                                                                            Registrant) (inactive)